SLM Student Loan Trust 2004-4 Quarterly Servicing Report
Report Date: 09/30/2005 Reporting Period: 7/1/05-9/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance				$1,593,224,032.85	$(278,065,083.68)	$1,315,158,949.17
	ii	Interest to be Capitalized				15,895,743.51		15,646,488.92

	iii	Total Pool				$1,609,119,776.36		$1,330,805,438.09

	iv	Specified Reserve Account Balance				4,022,799.44		3,327,013.60

	v	Total Adjusted Pool				$1,613,142,575.80		$1,334,132,451.69

B	i	Weighted Average Coupon (WAC)				3.332%		5.244%
	ii	Weighted Average Remaining Term				114.21		112.78
	iii	Number of Loans				516,051		445,532
	iv	Number of Borrowers				260,033		260,033
	v	Aggregate Outstanding Principal Balance — T-Bill				$208,832,843		$177,359,440
	vi	Aggregate Outstanding Principal Balance — Commercial Paper				$1,400,286,934		$1,153,445,998

						% of		% of
	Notes			Spread	Balance 7/25/05	O/S Securities*	Balance 10/25/05	O/S Securities*

C	i	A-1 Notes	78442GLM6	-0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GLN4	0.020%	450,963,575.80	27.956%	171,953,451.69	12.889%
	iii	A-3 Notes	78442GLP9	0.090%	405,000,000.00	25.106%	405,000,000.00	30.357%
	iv	A-4 Notes	78442GLQ7	0.130%	681,393,000.00	42.240%	681,393,000.00	51.074%
	v	B Notes	78442GLR5	0.380%	75,786,000.00	4.698%	75,786,000.00	5.681%

	vi	Total Notes			$1,613,142,575.80	100.000%	$1,334,132,451.69	100.000%

*	Percentages may not total 100% due to rounding.

	Reserve Account				07/25/2005		10/25/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%

	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)			$4,022,799.44		$3,327,013.60
	iv	Reserve Account Floor Balance ($)			$2,501,168.00		$2,501,168.00
	v	Current Reserve Acct Balance ($)			$4,022,799.44		$3,327,013.60

	Asset/Liability				07/25/2005		10/25/2005

E	i	Total Adjusted Pool			$1,613,142,575.80		$1,334,132,451.69
	ii	Total Outstanding Balance Notes			$1,613,142,575.80		$1,334,132,451.69
	iii	Difference			$0.00		$0.00
	iv	Parity Ratio			1.00000		1.00000

II. 2004-4 Transactions from: 07/01/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$266,366,131.67
	ii	Principal Collections from Guarantor	17,253,837.86
	iii	Principal Reimbursements	166,941.97
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$283,786,911.50

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$26,817.11
	ii	Capitalized Interest	(5,748,644.93)

	iii	Total Non-Cash Principal Activity	$(5,721,827.82)

C	Total Student Loan Principal Activity		$278,065,083.68

D	Student Loan Interest Activity
	i	Regular Interest Collections	$8,135,809.02
	ii	Interest Claims Received from Guarantors	398,469.42
	iii	Collection Fees/Returned Items	122,676.55
	iv	Late Fee Reimbursements	380,048.15
	v	Interest Reimbursements	43,302.39
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	7,989,800.91
	viii	Subsidy Payments	2,676,620.79

	ix	Total Interest Collections	$19,746,727.23

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	(451.50)
	ii	Capitalized Interest	5,748,644.93

	iii	Total Non-Cash Interest Adjustments	$5,748,193.43

F	Total Student Loan Interest Activity		$25,494,920.66

G	Non-Reimbursable Losses During Collection Period		$51.80

H	Cumulative Non-Reimbursable Losses to Date		$105,291.31

III. 2004-4 Collection Account Activity 07/01/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$37,150,855.09
	ii	Consolidation Principal Payments	246,469,114.44
	iii	Reimbursements by Seller	8,272.98
	iv	Borrower Benefits Reimbursed	31,938.17
	v	Reimbursements by Servicer	(209.86)
	vi	Re-purchased Principal	126,940.68

	vii	Total Principal Collections	$283,786,911.50

B	Interest Collections
	i	Interest Payments Received	$16,518,170.78
	ii	Consolidation Interest Payments	2,682,529.36
	iii	Reimbursements by Seller	404.75
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	38,591.24
	vi	Re-purchased Interest	4,306.40
	vii	Collection Fees/Returned Items	122,676.55
	viii	Late Fees	380,048.15

	ix	Total Interest Collections	$19,746,727.23

C	Other Reimbursements		$35,272.74

D	Reserves in Excess of the Requirement		$695,785.84

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$2,152,857.39

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$306,417,554.70

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,266,672.19)

J	NET AVAILABLE FUNDS		$304,150,882.51

K	Servicing Fees Due for Current Period		$1,027,778.56

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,047,778.56

IV. 2004-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	2.771%	4.701%	81,096	66,969	15.715%	15.031%	$266,937,081.43	$214,955,269.65	16.755%	16.344%

Grace
Current	2.771%	4.700%	40,021	35,416	7.755%	7.949%	$162,326,792.15	$139,836,846.48	10.189%	10.633%

TOTAL INTERIM	2.771%	4.701%	121,117	102,385	23.470%	22.980%	$429,263,873.58	$354,792,116.13	26.943%	26.977%
REPAYMENT
Active
Current	3.699%	5.608%	202,927	158,968	39.323%	35.680%	$575,829,718.69	$425,650,776.38	36.142%	32.365%
31-60 Days Delinquent	3.722%	5.554%	20,281	20,463	3.930%	4.593%	58,134,973.60	57,901,920.20	3.649%	4.403%
61-90 Days Delinquent	3.674%	5.517%	13,843	14,400	2.682%	3.232%	39,384,955.74	40,162,852.41	2.472%	3.054%
91-120 Days Delinquent	3.624%	5.534%	9,614	9,125	1.863%	2.048%	26,348,479.31	25,361,316.54	1.654%	1.928%
> 120 Days Delinquent	3.626%	5.533%	33,076	30,834	6.409%	6.921%	87,976,134.47	82,710,510.52	5.522%	6.289%

Deferment
Current	2.910%	4.844%	63,599	56,679	12.324%	12.722%	213,557,858.67	168,637,668.13	13.404%	12.823%

Forbearance
Current	3.640%	5.530%	47,418	48,738	9.189%	10.939%	152,635,295.52	150,214,761.85	9.580%	11.422%

TOTAL REPAYMENT	3.538%	5.444%	390,758	339,207	75.721%	76.135%	$1,153,867,416.00	$950,639,806.03	72.423%	72.283%
Claims in Process (1)	3.699%	5.537%	4,163	3,921	0.807%	0.880%	$10,067,677.46	$9,700,572.02	0.632%	0.738%
Aged Claims Rejected (2)	3.560%	5.481%	13	19	0.003%	0.004%	$25,065.81	$26,454.99	0.002%	0.002%
GRAND TOTAL	3.332%	5.244%	516,051	445,532	100.000%	100.000%	$1,593,224,032.85	$1,315,158,949.17	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	5.161%	256,814	$645,504,952.76	49.082%
- GSL — Unsubsidized	5.048%	159,222	506,656,269.89	38.524%
- PLUS Loans	6.140%	27,778	156,595,025.36	11.907%
- SLS Loans	6.671%	1,718	6,402,701.16	0.487%

- Total	5.244%	445,532	$1,315,158,949.17	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	5.219%	318,158	$1,034,551,687.61	78.664%
-Two Year	5.308%	91,302	198,276,168.66	15.076%
-Technical	5.414%	36,066	82,321,828.41	6.259%
-Other	5.804%	6	9,264.49	0.001%

- Total	5.244%	445,532	$1,315,158,949.17	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2004- Interest Accruals

A	Borrower Interest Accrued During Collection Period		$14,996,758.50
B	Interest Subsidy Payments Accrued During Collection Period		3,560,409.50
C	SAP Payments Accrued During Collection Period		2,295,495.32
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		2,152,857.39
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$23,005,520.71
G	Interest Rate Cap Payments Due to the Trust
			Cap

	i	Cap Notional Amount	$595,000,000.00

	ii	Libor	3.65000%
	iii	Cap %	6.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	—	0.00000%
B	Class A-2 Interest Rate	0.009378889	7/25/05 - 10/25/05	3.67000%
C	Class A-3 Interest Rate	0.009557778	7/25/05 - 10/25/05	3.74000%
D	Class A-4 Interest Rate	0.009660000	7/25/05 - 10/25/05	3.78000%
E	Class B Interest Rate	0.010298889	7/25/05 - 10/25/05	4.03000%

VIII. 2004-4 Inputs From Previous Quarter 6/30/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,593,224,032.85
	ii	Interest To Be Capitalized	15,895,743.51

	iii	Total Pool	$1,609,119,776.36
	iv	Specified Reserve Account Balance	4,022,799.44

	v	Total Adjusted Pool	$1,613,142,575.80

B	Total Note and Certificate Factor		0.638570179
C	Total Note Balance		$1,613,142,575.80

D	Note Balance 07/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.000000000	0.599685606	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$450,963,575.80	$405,000,000.00	$681,393,000.00	$75,786,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,022,799.44
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$304,150,882.51	$304,150,882.51

B	Primary Servicing Fees-Current Month		$1,027,778.56	$303,123,103.95

C	Administration Fee		$20,000.00	$303,103,103.95

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$303,103,103.95
	ii	Class A-2	$4,229,537.27	$298,873,566.68
	iii	Class A-3	$3,870,900.00	$295,002,666.68
	iv	Class A-4	$6,582,256.38	$288,420,410.30
	v	Class B	$780,511.59	$287,639,898.71

	vi	Total Noteholder’s Interest Distribution	$15,463,205.24

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$287,639,898.71
	ii	Class A-2	$279,010,124.11	$8,629,774.60
	iii	Class A-3	$0.00	$8,629,774.60
	iv	Class A-4	$0.00	$8,629,774.60
	v	Class B	$0.00	$8,629,774.60

	vi	Total Noteholder’s Principal Distribution	$279,010,124.11

F	Increase to the Specified Reserve Account Balance		$0.00	$8,629,774.60

G	Carryover Servicing Fees		$0.00	$8,629,774.60

H	Excess to Certificate Holder		$8,629,774.60	$0.00

X. 2004-4 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due			$0.00	$4,229,537.27	$3,870,900.00	$6,582,256.38	$780,511.59
	ii	Quarterly Interest Paid			0.00	4,229,537.27	3,870,900.00	6,582,256.38	780,511.59

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$279,010,124.11	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	279,010,124.11	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$283,239,661.38	$3,870,900.00	$6,582,256.38	$780,511.59

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05			$1,613,142,575.80
	ii	Adjusted Pool Balance 9/30/05			1,334,132,451.69

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)			$279,010,124.11

	iv	Adjusted Pool Balance 6/30/05			$1,613,142,575.80
	v	Adjusted Pool Balance 9/30/05			1,334,132,451.69

	vi	Current Principal Due (iv - v)			$279,010,124.11
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$279,010,124.11

	ix	Principal Distribution Amount Paid			$279,010,124.11

	x	Principal Shortfall (viii - ix)			$0.00

C		Total Principal Distribution			$279,010,124.11
D		Total Interest Distribution			15,463,205.24

E		Total Cash Distributions			$294,473,329.35

F	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GLM6	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GLN4	$450,963,575.80		$171,953,451.69
		A-2 Note Pool Factor		0.599685606	0.371024101	0.228661505

	iii	A-3 Note Balance	78442GLP9	$405,000,000.00		$405,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GLQ7	$681,393,000.00		$681,393,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78442GLR5	$75,786,000.00		$75,786,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$4,022,799.44
	ii	Deposits to correct Shortfall			$—
	iii	Total Reserve Account Balance Available			$4,022,799.44
	iv	Required Reserve Account Balance			$3,327,013.60

	v	Shortfall Carried to Next Period			$—
	vi	Excess Reserve — Release to Collection Account			$695,785.84
	vii	Ending Reserve Account Balance			$3,327,013.60

XI. 2004-4 Historical Pool Information

						2004
			7/1/05-9/30/05	4/1/05-6/30/05	1/1/05-3/31/05	04/19/04-12/31/04

Beginning Student Loan Portfolio Balance			$1,593,224,032.85	$1,813,987,682.66	$2,000,348,148.27	$2,481,550,006.64

	Student Loan Principal Activity
	i	Regular Principal Collections	$266,366,131.67	$209,618,795.67	$167,403,021.25	$484,244,268.84
	ii	Principal Collections from Guarantor	17,253,837.86	17,396,486.88	23,312,470.75	13,678,591.06
	iii	Principal Reimbursements	166,941.97	424,721.63	532,608.57	2,807,079.65
	iv	Other System Adjustments	—	—	—	0.00

	v	Total Principal Collections	$283,786,911.50	$227,440,004.18	$191,248,100.57	$500,729,939.55
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$26,817.11	$17,175.31	$6,034.91	$272,002.41
	ii	Capitalized Interest	(5,748,644.93)	(6,693,529.68)	(4,893,669.87)	(19,800,083.59)

	iii	Total Non-Cash Principal Activity	$(5,721,827.82)	$(6,676,354.37)	$(4,887,634.96)	$(19,528,081.18)

(-)	Total Student Loan Principal Activity		$278,065,083.68	$220,763,649.81	$186,360,465.61	$481,201,858.37

	Student Loan Interest Activity
	i	Regular Interest Collections	$8,135,809.02	$6,991,870.47	$6,846,555.37	$15,525,026.20
	ii	Interest Claims Received from Guarantors	398,469.42	501,315.69	682,942.86	379,666.46
	iii	Collection Fees/Returned Items	122,676.55	107,205.87	126,783.75	398,118.36
	iv	Late Fee Reimbursements	380,048.15	359,926.68	402,925.01	845,592.78
	v	Interest Reimbursements	43,302.39	84,504.78	84,393.27	109,990.44
	vi	Other System Adjustments	—	—	—	0.00
	vii	Special Allowance Payments	7,989,800.91	6,971,260.27	5,199,689.71	3,730,408.26
	viii	Subsidy Payments	2,676,620.79	2,921,963.61	3,420,790.73	14,795,064.81

	ix	Total Interest Collections	$19,746,727.23	$17,938,047.37	$16,764,080.70	$35,783,867.31

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	($451.50)	$2,831.33	($295.15)	$7,120,840.03
	ii	Capitalized Interest	5,748,644.93	6,693,529.68	4,893,669.87	19,793,825.54

	iii	Total Non-Cash Interest Adjustments	$5,748,193.43	$6,696,361.01	$4,893,374.72	$26,914,665.57

	Total Student Loan Interest Activity		$25,494,920.66	$24,634,408.38	$21,657,455.42	$62,698,532.88
(=)	Ending Student Loan Portfolio Balance		$1,315,158,949.17	$1,593,224,032.85	$1,813,987,682.66	$2,000,348,148.27
(+)	Interest to be Capitalized		$15,646,488.92	$15,895,743.51	$18,478,185.09	$17,490,202.39

(=)	TOTAL POOL		$1,330,805,438.09	$1,609,119,776.36	$1,832,465,867.75	$2,017,838,350.66

(+)	Reserve Account Balance		$3,327,013.60	$4,022,799.44	$4,581,164.67	$5,044,595.88

(=)	Total Adjusted Pool		$1,334,132,451.69	$1,613,142,575.80	$1,837,047,032.42	$2,022,882,946.54

XII. 2004-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-04	$2,448,799,388	5.75%

Oct-04	$2,182,719,009	21.01%

Jan-05	$2,017,838,351	21.58%

Apr-05	$1,832,465,868	23.03%

Jul-05	$1,609,119,776	25.84%

Sep-05	$1,330,805,438	30.44%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.